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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 24, 1998, except for the first paragraph of Note 9 which is as of August 27, 1999, relating to the financial statements of Arcxel Technologies, Inc., which appears in Vixel Corporation's Form S-1 registration statement (File No. 333-81347). We also consent to the reference to us under the heading "Experts" in Vixel Corporation's Form S-1 registration statement (File No. 333-81347).



PricewaterhouseCoopers LLP
Seattle, Washington
September 28, 1999